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                                                                   EXHIBIT 10.2
--------------------------------------------------------------------------------

                       THE INTERNATIONAL RETIREMENT PLAN
                                      OF
                           BAXTER INTERNATIONAL INC.

              THE INTERNATIONAL PLAN OF BAXTER INTERNATIONAL INC.

                               TABLE OF CONTENTS

   ARTICLE I INTRODUCTION...............................................  1

   ARTICLE II DEFINITIONS...............................................  1

   ARTICLE III SERVICE RULES............................................  5

   ARTICLE IV PARTICIPATION.............................................  5

   ARTICLE V RETIREMENT BENEFITS........................................  7

   ARTICLE VI RETIREMENT BENEFIT OPTIONS................................  8

   ARTICLE VII BENEFITS PAYABLE UPON THE DEATH OF A PARTICIPANT PRIOR TO
     RETIREMENT.........................................................  8

   ARTICLE VIII FORFEITURE OF BENEFITS..................................  8

   ARTICLE IX PLAN ADMINISTRATION.......................................  9

   ARTICLE X GENERAL PROVISIONS......................................... 10

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                                   ARTICLE I

                                 INTRODUCTION

   1.1 The program for provision of benefits hereunder shall be known as the International Retirement Plan of Baxter International Inc.

   1.2 The objective of the Plan is to provide retirement income, and other benefits, based on the employee's service with the Company to those international employees specifically named by the Administrative Committee as Participants under the Plan who, by reason of special circumstances including, but not limited to, transfer of employment from one country to another, are unable to accumulate such benefits through regular private and statutory plans. This Plan is designed to provide Participants under the Plan with a level of benefits consistent with the employee benefits philosophy of Baxter International Inc.

                                  ARTICLE II

                                  DEFINITIONS

   2.1 "Administrative Committee", also referred to as the "Committee", means the committee appointed by the Board responsible for the administration, interpretation, and control of the Plan, pursuant to the Provisions of the
Article IX.

   2.2 "Affiliate" means any corporation (other than the Company) more than 50% of the outstanding stock of which is owned, directly or indirectly, by Baxter International Inc. or any other business organization of which Baxter International Inc. owns more than 50% of the profit or capital interest.

   2.3 "Beneficiary" means the person or persons designated in writing by a Participant to receive death benefits, if any, provided for in Article VI and/or Article VII and, if and to the extent that such a designation shall not be in force, the Participant's spouse, or if he has no spouse, his estate.

   2.4  "Board" means the Board of Directors of the Company.

   2.5 "Company" means Baxter International Inc., a Delaware corporation, or its successors.

   2.6  "Compensation" means

   (a) for employees other than fully commissioned sales representatives described in Section 2.6(b) below, Compensation shall include the amounts paid by the Company or any of its Affiliates during the Plan Year to a Participant for services as an employee which is included in such Compensation under the rules set forth in Section 2.6(a)(i) below, other than such Compensation which is excluded under the rules set forth in Section 2.6(a)(ii) below.

      (i) Included Pay. For purposes of this subsection 2.6(a), a Participant's Compensation will include the items described in (A) and (B), below:

          (A) The portion of such earnings of an Employee which is or would be required to be reported as taxable income on United States Internal Revenue Service Form W-2 but for the fact that such Compensation is not US source income or is not paid by an Employer subject to US income tax reporting rules, including:

              1. bonuses, including Management Incentive

             Compensation Plan bonuses and Christmas bonuses; payments in lieu of salary increases; bonuses paid to sales representatives if included in the compensation plan; and other bonuses under bonus plans approved by the Company or its delegate as constituting Compensation hereunder, other than bonuses described in Section 2.6(a)(ii)(C)(7);

              2. call-in pay;

              3. commission pay;

                                                                             1

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              4. double time pay;

              5. draws toward commissions;

              6. funeral pay;

              7. holiday pay;

              8. jury duty pay;

              9. lead pay;

             10. mileage pay for long haul truckers;

             11. military pay;

             12. on-call (beeper) pay;

             13. overtime pay;

             14. paid absences;

             15. retroactive pay;

             16. salary or other regular pay;

             17. shift differentials;

             18. sick pay or other short-term disability pay;

             19. straight time pay;

             20. vacation pay.

          (B) the amount of any salary reduction or cash or deferred contributions made by such Participant under any plan maintained by the Employer which is similar to a plan that is described in US Internal Revenue Code Section 125 or Section 401(k), other than the amounts described in Sections 2.6(a)(ii)(C)(11) and (12) below.

      (ii) Excluded Pay. For purposes of this Section 2.6, a Participant's Compensation will exclude:

          (A) Amounts which might be considered as imputed income arising from the Participant's employer's moving expense reimbursement policies, the Participant's employer's life insurance plans or the Participant's employer's other fringe benefit plans;

          (B) Amounts paid to replace benefits not provided under any retirement plan due to the contribution or benefit limitations or non-discrimination restrictions; and

          (C)  The following amounts paid, accrued or imputed:

              1. attendance awards;

              2. automobile allowances;

              3. business expense reimbursements;

              4. cash prizes or awards;

              5. gifts;

              6. contest pay;

              7. deferred compensation, including deferred bonuses;

              8. discretionary awards;

              9. employee referral awards;

             10. executive perquisite allowances;

             11. flex credits;

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             12. flex cash;

             13. hiring bonuses;

             14. income from sale of stock;

             15. income from the exercise of stock options;

             16. interest earnings on deferred compensation, including deferred bonuses;

             17. invention fees and awards;

             18. long term disability pay;

             19. mortgage differential payments;

             20. non cash prizes or awards;

             21. pay for unused sick time;

             22. performance shares;

             23. promotional awards;

             24. relocation expense reimbursements;

             25. restricted stock rights;

             26. retention bonuses;

             27. severance pay;

             28. stock appreciation rights;

             29. tax equalization payments to expatriates;

             30. technical achievement awards;

             31. travel allowances;

             32. tuition reimbursements; and

             33. workers' compensation benefits.

   (b) for Participants who are fully commissioned sales representatives who do not receive reimbursement for expenses, Compensation shall be as defined in
Section 2.6(a), except that only eighty-five percent (85%) of the amounts included in Compensation under the rules of Section 2.6(a) shall be recognized.

   2.7 "Continuous Service" means the period of continuous full-time employment by the Company or any Affiliate by any Participant from his most recent date of hire by the Company or any Affiliate. Continuous Service shall, in all cases, be determined by the Administrative Committee under the rules set forth in Article III and shall include completed calendar years of such service. For purposes of a Participant who becomes a Participant pursuant to
Section 4.4, Continuous Service shall mean the period of continuous full-time employment by the Company or any Affiliate by any Participant from his most recent date of rehire by the Company or any Affiliate.

   2.8 "Credited Service" means the portion of Continuous Service that is used to determine benefit levels under this Plan, calculated in accordance with the rules set forth in Article III.

   2.9 "Country" means a self-governing jurisdiction recognized as a separate country by the Administrative Committee. The Commonwealth of Puerto Rico shall not be considered a separate Country for the purposes of this Plan.

   2.10  "Effective Date" means January 1, 1999.

   2.11 "Entry Date" means January 1, April 1, July 1 and October 1 of each calendar year.

                                                                             3

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   2.12  "Final Average Compensation" means the average of Compensation for the period of three (3) consecutive full calendar years of Continuous Service immediately preceding the Retirement Date. The average shall be calculated by converting Compensation earned in a year into U.S. dollars using the exchange rate in effect as of December 31 of that year, as determined below or has determined by the Administrative Committee, and then calculating the average based on such dollar amounts. The Participant shall be considered to have incurred a full calendar year of Continuous Service for a year if the Participant has not terminated employment prior to December 31 of such year. Exchange rates shall be determined by using the currency trading exchange rates published in the Wall Street Journal. If such rates are not published, the Administrative Committee may select an alternative or successor publication that shall most closely reflect such currency trading rates.

   2.13 "Former Plan" shall mean the Baxter World Trade Corporation International Retirement Plan.

   2.14 "Normal Retirement Benefit" shall mean the lump sum benefit to which the Participant would be entitled at his Retirement Date, calculated in accordance with Article V of this Plan.

   2.15 "Normal Retirement Date" means the first day of the month coinciding with or next following the sixty-fifth (65/th) birthday of a Participant. /

   2.16 "Participant" means a person who has met the requirements for participation as set forth in Article IV.

   2.17 "Past Service" shall mean the period of Continuous Service that has been previously been performed by an employee as of the date he becomes a Participant in this Plan.

   2.18 "Plan" means the "International Retirement Plan of Baxter International Inc." as set forth in this document and as it may be amended from time to time.

   2.19 "Retirement Date" means the first day of the month immediately following the date that the Participant terminates employment with the Company and its Affiliates.

   2.20 "Social Security Benefits" means all benefits sponsored by a government (including lump sum payments) for which the Participant and the Company or Affiliate contribute, or for which the Company or an Affiliate has contributed, other than benefits payable in the event of death of the Participant, to which a Participant is entitled, as a single male or female, and which he collects, or could collect, upon proper application, at total disability or at a deemed retirement age from any Social Security benefit program in any Country in which the Participant has been employed.

   2.21 "Social Security Transfer" means a transfer of employment from one Country to another at the request of the Company or an Affiliate under circumstances that cause the employee to cease to accrue Social Security Benefits under the Social Security benefit program of the Country from which he transfers. A Social Security Transfer shall be deemed to occur only after the completion of twelve (12) months Continuous Service in the Country to which the employee has been transferred.

   2.22 "Termination for Cause" shall mean the involuntary termination of an employee by the Company or any Affiliate because of conviction of a crime or because of theft, embezzlement or other actions involving an intentional desire to damage the business of the Company or any of its Affiliates.

   2.23 "Total Disability" and "Totally Disabled" mean disability during any period for which the Participant is considered to be totally and permanently disabled by the Administrative Committee.

   2.24 "U.S./P.R. Expatriate Employee" shall mean an employee who is assigned to work outside the United States or Puerto Rico but who remains on a United States or Puerto Rican payroll and who is a participant in the United States or Puerto Rican qualified retirement plans of the Company.

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                                  ARTICLE III

                                 SERVICE RULES

   3.1 Subject to the approval of the Administrative Committee, Continuous Service of a Participant shall not be deemed broken by any of the following events:

      (a) temporary absence because of vacation, illness or accidental injury within the normal duration of absence permitted by the Employer in such cases;

      (b) absence while on a leave granted with the consent of the Employer;

      (c) transfer of employment from one employer to another among the Company and its Affiliates.

   3.2 If a Participant is deemed to be Totally Disabled pursuant to Section 2.23, he shall remain a Participant in the Plan during such disability and be entitled to accumulate Continuous Service for retirement income purposes, and be entitled to eligibility for death benefits according to the provisions of
Article VII for so long as he remains Totally Disabled. For purposes of Section
2.12 and Section 3.2, a Participant's Retirement Date shall be the date the earlier of the date his employment actually terminates or the date he is first deemed to be Totally Disabled.

   3.3 If a Participant ceases to be Totally Disabled prior to his Normal Retirement Date and fails to return to active employment with the Company or an Affiliate, he shall be considered, for the purposes of the Plan, as having terminated his employment at the time he became Totally Disabled.

   3.4 Any breaks in Continuous Service with the Company other than those described in Sections 3.1 and 3.2 constitute a termination of employment.

   3.5 Credited Service shall include all Continuous Service performed after the date an employee becomes a Participant in the Plan plus one fifth ( 1/5) of the Participant's Past Service for each of the first five (5) full years of Continuous Service performed after the date the employee became a Participant in the Plan. Notwithstanding the foregoing, a person who was a participant under the Former Plan and who is employed by the Company on the Effective Date shall immediately be granted full credit for the Participant's Past Service. Furthermore, this Section 3.5 shall not apply to a Participant who again becomes a Participant pursuant to Section 4.4.

   3.6 In the event that the Participant is terminated from service involuntarily (other than a Termination for Cause) Credited Service shall include all Continuous Service.

                                  ARTICLE IV

                                 PARTICIPATION

   4.1 A person who was a participant under the Former Plan and who is employed by the Company on the Effective Date shall become a Participant under the Plan on the Effective Date. Each other person who is a regular full-time employee of the Company or an Affiliate shall become a Participant under the Plan on an Entry Date coincident with or following the Effective Date on which he has met the requirements of either Section 4.2 or Section 4.3 below.

   4.2 On a quarterly basis, the Administrative Committee shall name an employee to become a Participant if he has:

      (a) Incurred a Social Security Transfer after having incurred a previous Social Security Transfer, provided that the second Social Security Transfer does not result in his transfer of employment back to the Country from which he transferred employment in the previous Social Security Transfer,

      (b) He is earning pay in Broad Pay Groupings E or above (as defined by the Baxter compensation scheme), and

      (c) He is not a U.S./P.R. Expatriate Employee.

                                                                             5

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   4.3  On a quarterly basis, the Administrative Committee may name an employee who has not satisfied the criteria set forth in Section 4.2, but who has satisfied such other criteria as the Committee may from time to time establish, such as incurring a Social Security Transfer to a location where it is not expected that the employee will ever qualify for Social Security benefits. The Committee shall not exercise such discretion unless the executive management team of his business unit has nominated the employee, and delivered such nomination to the Committee at least two (2) calendar months prior to the employee's proposed Entry Date.

   4.4 A former Participant who is subsequently rehired by the Company or an Affiliate shall automatically become a Participant again as of the Entry Date coincident with or following the Participant's rehire date.

   4.5 Participants shall not be required or permitted to contribute to the Plan.

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                                   ARTICLE V

                              RETIREMENT BENEFITS

   5.1 The Normal Retirement Benefit shall be a lump sum amount that shall depend upon the Participant's Final Average Compensation and number of whole years of Credited Service at the Participant's Retirement Date in accordance with the following table:

                     Whole Years           Percentage of
                 of Credited Service Final Average Compensation
                 ------------------- --------------------------
                          1                       0%
                          2                       0%
                          3                       0%
                          4                       0%
                          5                       0%
                          6                      10%
                          7                      20%
                          8                      30%
                          9                      40%
                         10                      50%
                         11                      70%
                         12                      90%
                         13                     110%
                         14                     130%
                         15                     150%
                         16                     170%
                         17                     190%
                         18                     210%
                         19                     230%
                         20                     260%
                         21                     290%
                         22                     320%
                         23                     350%
                         24                     380%
                         25                     410%
                         26                     440%
                         27                     470%
                         28                     500%
                         29                     530%
                     30 or more                 560%

   5.2 The Normal Retirement Benefit of a Participant who was a participant in the Former Plan shall be the Normal Retirement Benefit calculated under the terms of Section 5.1.

   5.3 A Participant shall receive his Normal Retirement Benefit if he shall cease employment with the Company and all of its Affiliates, unless the Administrative Committee shall determine that his Normal Retirement Benefit shall be deferred or forfeited in accordance with the provisions of Article VIII below.

                                                                             7

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   5.4  All benefits payable under the Plan shall be calculated in United
States dollars and shall be payable from and in the currency of the last country from which the Participant was paid prior to the Participant's Retirement Date. The benefit shall be converted to local currency using the exchange rate in effect as of the Participant's Retirement Date, as determined below or has determined by the Administrative Committee. Exchange rates shall be determined by using the currency trading exchange rates published in the Wall Street Journal. If such rates are not published, the Administrative Committee may select an alternative or successor publication that shall most closely reflect such currency trading rates.

   5.5 Notwithstanding any of the provisions of this Article, the retirement of any Participant under this Plan shall not become effective while he is employed by the Company or an Affiliate.

                                  ARTICLE VI
                          RETIREMENT BENEFIT OPTIONS

   6.1 In lieu of the lump sum benefit described in Article V, a Participant may elect, prior to his Retirement Date, an optional form of payment described in Section 6.2. Notwithstanding any election by the Participant, if the Participant's Retirement Date is on or after his Normal Retirement Date the optional form of payment described in Section 6.2 is not available.

   6.2 A Participant may elect to have his Normal Retirement Benefit paid in annual installments over a period no longer than four (4) years, without interest, commencing as soon as administratively feasible after his Retirement Date. In the event that the Participant dies, his Beneficiary shall receive any remaining installments. If his Beneficiary shall die before receiving all payments to which he is entitled, the remaining payments shall be paid to the estate of the Beneficiary.

   6.3 A participant must elect a form of benefit upon his entry into the Plan. A Participant may change his form of benefit at any time; however, provided that if the Participant desires to elect an optional form of retirement benefit according to Section 6.2, he must do so not less than one year prior to his Retirement Date, unless permission is obtained from the Administrative Committee for an election at a later date.

   6.4 An elected option may be changed, provided that the revised election is made not less than one year prior to the Participant's Retirement Date.

   6.5 Payment under Section 6.1 or the first payment under 6.2, whichever is applicable, shall occur no more than 45 days after the Participant's Retirement Date.

                                  ARTICLE VII
               BENEFITS PAYABLE UPON THE DEATH OF A PARTICIPANT
                              PRIOR TO RETIREMENT

   7.1 In the event of a Participant's death prior to his retirement while still employed by the Company or any Affiliate, a death benefit equal to his Normal Retirement Benefit, calculated as if he had terminated employment on the date of his death, shall be paid in a lump sum to his designated Beneficiary.

   7.2 Proof of the death of the Participant and of eligibility of the Beneficiary for benefit must be furnished, in a form satisfactory to the Administrative Committee, before any benefits are payable hereunder.

                                 ARTICLE VIII
                            FORFEITURE OF BENEFITS

   8.1 Benefits otherwise payable hereunder shall be nonforfeitable except in accordance with this Article and, if applicable, Section 10.12. In the event of forfeiture in accordance with the provisions of this Article, the Participant shall receive solely the benefits, if any, allowed under this Article and shall have no further rights to payments under this Plan.

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   8.2  A Participant shall forfeit his entire Normal Retirement Benefit and shall have no right to any benefit hereunder if the Administrative Committee determines that he incurs a Termination for Cause. If a Participant who was a participant in the Former Plan elects to exercise any contractual rights he may have under the Former Plan and receives a benefit under the terms of the Former Plan he shall forfeit his Normal Retirement Benefit under the Plan and shall have no rights under this Plan, except as may be granted under Section 8.3.

   8.3 In the event of a complete forfeiture described in Section 8.2, the Administrative Committee may, in its discretion, nevertheless pay a benefit to the Participant, calculated by assuming that the Participant's Credited Service equals the amount determined under Section 3.5, or such lesser amount that the Committee shall deem reasonable. The Administrative Committee shall not be obligated to make such a payment, and the Participant shall have no rights under this plan to contest a decision of the Committee.

                                  ARTICLE IX
                              PLAN ADMINISTRATION

   9.1 The Plan shall be administered by the Administrative Committee, which shall have the power to administer and construe the Plan, determine questions of law and fact arising under the Plan, establish a funding policy if deemed appropriate, determine the amount and authorize payment of benefits under the Plan, and exercise the other rights and powers specified herein. The Committee shall consist of at least three members appointed by the Board.

   9.2 Any member of the Committee may at any time resign by giving written notice of such resignation to the Committee and to the Company. The Board may at any time remove one or more of the members of the Committee by giving written notice of such removal to the Committee and to each member so removed. In the event of the resignation, removal or death of any member of the Committee, the Board shall designate the successor of such member.

   9.3 A quorum for the transaction of business by the Committee shall consist of a majority of the members of the Committee then in office. All action taken by the Committee at any meeting shall be by the vote of a majority of those present. No member of the Committee shall participate in any decision, which constitutes an exercise of discretion by the Committee, relating specifically to such member. Any action may be taken by the Committee without a meeting upon the written approval of a majority of the members then acting. The Committee may at any time adopt rules, not inconsistent with the provisions of the Plan for the administration of the Plan and the transaction of its business, and may at any time revoke or amend any such rules theretofore adopted.

   9.4 The Committee may retain auditors, accountants, actuaries and legal counsel and the Committee may retain such other persons as it deems appropriate in connection with administering the Plan. Any member of the Committee may himself act in any such capacity, and any such auditors, accountants, actuaries, and legal counsel may be persons acting in a similar capacity for the Company or any Affiliate and may be employees of the Company or any Affiliate. To the extent permitted by the law, the opinion of any such auditor, accountant, actuary or legal counsel shall be full and complete authority and protection in respect of any action taken, suffered, or omitted by the Committee in good faith and in accordance with such opinion.

   9.5 The Committee members may allocate responsibility among themselves, and the Committee may designate other persons to carry out its responsibilities under the Plan. All of the members of the Committee at any time acting hereunder may, by a written instrument, designate each or any of such members severally, or any two or more of them, jointly, and/or any one or more other persons, severally or jointly, to execute on behalf of the Committee all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Plan, and any member of the Committee at any time acting hereunder may similarly revoke any such designation.

   9.6 To the extent permitted by law, all determinations hereunder by the Committee shall be made in the sole and absolute discretion of the Committee. In the event that any disputed matter shall arise hereunder, including, without any matter limiting the generality of the foregoing, any matter relating to the eligibility of any person therein, the amounts payable to any person hereunder and the applicability and interpretation of the provisions hereof, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including without in any manner limiting the generality of the foregoing, the Company, its Affiliates, all persons at any time in the employ of the Company or an Affiliate, the Participants, the former Participants, the Vested Former Participants, and their respective beneficiaries, and upon the respective successors, assigns, executors and administrators of all the foregoing.

   9.7 No member of the Committee shall receive any compensation for his services as such.

                                   ARTICLE X
                              GENERAL PROVISIONS

   10.1 The Company reserves the right by action of the Board to amend, modify, terminate, or discontinue the Plan in whole or in part at any time. No such amendment shall adversely affect the retirement benefits applicable to a Participant who has already retired or shall reduce the Normal Retirement Benefit that a Participant would receive if he were to incur a Retirement Date on the date of such amendment, without such Participant's prior consent. Any amendment so proposed shall be authorized or ratified by the Board and shall be evidenced in writing, executed by the Company, and directed to the Administrative Committee.

   10.2 While the Company intends to continue the Plan indefinitely, nevertheless, subject to the provision of Section 10.1, it assumes no contractual obligations as to its continuance or the making of any contributions thereunder. The Company reserves the right at any time to terminate the Plan for any reason.

   10.3 The Plan is unfunded and no Participant shall have any right or claim against any assets or pool of assets held by any person or entity. The Company or any Affiliate may establish such funds or book reserves as it deems necessary or desirable, but all such reserves or funds shall be considered assets of the Company or its Affiliate. The Company and its Affiliates shall be under no obligation to establish any such funds or book reserves. Nothing contained in this Plan shall be deemed to create a trust or create a fiduciary relationship with respect to benefits hereunder or with respect to any funds or reserves established by the Company or any Affiliate. The right of a Participant or Beneficiary to receive payment under the Plan shall be no greater than the right of any unsecured creditor of the Company or Affiliate.

   10.4 The Company shall pay the entire costs of the Plan, provided that its Affiliates may be required to share in such cost on an equitable basis.

   10.5 No benefit payable under the Plan shall be subject in any manner to alienation, anticipation, assignment, garnishment or pledge; and any attempt to alienate, anticipate, assign, garnish or pledge the same shall be void. No person or entity paying benefits under the Plan shall be in any manner liable for or subject to the debts, liabilities, engagements or torts of any person entitled to such benefits. If any person entitled to benefits under the Plan is adjudicated bankrupt or attempts to alienate, anticipate, assign or pledge any benefits, then such benefits shall, in the discretion of the Committee, cease. In this event, the Committee shall have the authority to hold or apply such benefits, or any part of them, to or for the benefit of the person entitled to them, his spouse, his children or other dependents, in such manner and in such proportion as the Committee may deem proper.

   10.6 Nothing in the Plan shall restrict the right of an employer to terminate the service or reduce the compensation of a Participant; neither shall the benefits to which a Participant might claim to be entitled to under the Plan, be used as a ground for increasing damages in any action brought by him, against the Company or any Affiliate, in respect to the termination of service.

   10.7 If the Administrative Committee determines that any person to whom a payment is due hereunder is unable to care for his affairs by reason of physical or mental disability, or if a minor, the Committee shall have the power to direct that any benefit payment due or becoming due to such person, be paid to a member of his immediate family or any duly qualified legal representative, without any responsibility of the Committee to see to the application of such payment, and any such payment so made, shall be a complete discharge of the liabilities of the Plan therefor.

   10.8 If the Committee for any reason deems it advisable, any or all of the retirement benefits payable under the Plan may be provided through the purchase of annuities from such insurance company or companies as may be approved by the Committee.

   10.9 No person, whether a Participant or otherwise, shall have any claim, right or interest upon, to, or in respect of the benefits from this Plan except under and in accordance with the provisions of the Plan as contained herein.

   10.10 If a Participant covered under this Plan is considered to be in receipt of taxable emoluments under the personal income tax laws of any country in which he is employed during his career by virtue of his coverage under this Plan, the benefits provided herein are withdrawn as they apply to such employee as long as he is considered to be in constructive receipt of such benefits by such laws.

   10.11 The Company hereby indemnifies each member of the Administrative Committee, each officer, and each employee of the Company or any Affiliate against any liabilities or expenses, including attorneys' fees, reasonably incurred by him in connection with any actual or threatened legal action to which he might become a party by reason of being a fiduciary with respect to the Plan, except to the extent that he shall be judged in such action to be liable for gross negligence or willful misconduct in the performance of this duties as a fiduciary.

   10.12 If the Committee cannot make payment of any amounts payable hereunder within five (5) years after such amount becomes payable because the identity or whereabouts of the person entitled to such payment cannot be ascertained, the Committee, at the end of such 5-year period, may direct that such unpaid amount be forfeited.

   10.13 Copies of the Plan shall be maintained by the Company and shall be subject to inspection by Participants upon request to the Administrative Committee.

   10.14 The masculine pronoun, whenever used herein, shall include the feminine, and the singular includes the plural unless the context indicates otherwise.

   IN WITNESS WHEREOF, the company has caused this instrument to be executed on
the        day of       , 1999.

                                          BAXTER INTERNATIONAL INC.

                                          By: /S/  MICHAEL TUCKER

                                          Its: Senior Vice President of Human
                                            Resources

                                ACKNOWLEDGEMENT

   The undersigned, as Secretary of the Administrative Committee under the International Retirement Plan of Baxter International Inc. and on behalf of the other members of such Committee, acknowledges receipt of the foregoing amended and restated instrument and approves thereof.

   Dated this        day of       , 1999.

                                          ADMINISTRATIVE COMMITTEE UNDER
                                          THE INTERNATIONAL RETIREMENT PLAN
                                          OF BAXTER INTERNATIONAL INC.

                                          By: _______________________________

                                          Its: Secretary

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